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                                   Exhibit A


                          [FORM OF FACE OF DEBENTURE]

                             McDonald's Corporation

             % Subordinated Deferrable Interest Debenture due 2025


No.............                                      $...........


          McDonald's Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to), for value received hereby promises to pay to __________________ or registered assigns, the
principal sum of___________________ DOLLARS, on         , 2025.

          Interest Payment Dates: June 1, September 1, December 1 and March 1 Regular Record Dates: May 15, August 15, November 15 and February 15

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, McDonald's Corporation has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:                                  McDonald's Corporation


                                        By:___________________

Seal
Attest:


By:__________________

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures referred to in the within-mentioned Indenture.

                                  First Fidelity Bank, National Association as
                                   Trustee


                                  By:____________________
                                     Authorized Signatory

                                  Dated:_________________
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                         [FORM OF REVERSE OF DEBENTURE]

                             McDONALD'S CORPORATION

             % Subordinated Deferrable Interest Debenture due 2025


          Indenture. This Debenture is one of a duly authorized issue of Securities of the Company designated as its % Subordinated Deferrable Interest Debentures due 2025 (herein called the "Debenture"), limited in aggregate principal amount to $ ,000,000, issued and to be issued under an Indenture,
dated as of      , 1995 (herein called the "Indenture") between the Company and
First Fidelity Bank, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

          Interest.  The Company promises to pay interest on said principal sum
from [             ] or from the most recent Interest Payment Date to which
interest has been paid or duly provided for, quarterly in arrears on June 1,
September 1, December 1 and March 1 in each year commencing  [            ] at
the rate of 7.72% per annum from [             ] to but excluding [  ,  1995]
and from and after [   , 1995] at the rate of   % per annum until maturity or
earlier redemption. If any date on which interest is payable on this Debenture is not a Business Day, the payment of interest due on such date may be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15, August 15, November 15 or February 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Extension of Interest Payment Period. Notwithstanding anything contained in the Indenture to the contrary, the Company shall have the right at any time during the term of the Debentures, so long as the Company is not in default in the payment of interest on the Debentures, to extend the interest payment period for an Extension Period (as defined below). Except as provided in the next succeeding sentence, no interest shall be due and payable during an Extension Period, but at the end of each Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures, together with interest thereon, compounded quarterly, at the rate of % per annum, to the extent permitted by law. Prior to the termination of any Extension Period, the Company may (a) on any Interest Payment Date pay all or any portion of the interest accrued on the Debentures as provided on the face hereof to Holders of record on the Regular Record Date for such Interest Payment Date or (b) from time to time further extend the interest payment period as provided in the last sentence of this paragraph, provided that any

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such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 calendar quarters from the last date to which interest on the Debentures was paid in full. If the Company shall elect to pay all of the interest accrued on the Debentures on an Interest Payment Date during an Extension Period, such Extension Period shall automatically terminate on such Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts of interest then due, the Company may select a new Extension Period, subject to the above requirements. The Company shall cause the Trustee to give notice to the Holders in the manner provided in the Indenture, not less than five Business Days prior to the earlier of (i) the May 15, August 15, November 15 or February 15 next preceding the applicable Interest Payment Date and (ii) the date on which the Company or the Trustee is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the Regular Record Date and the payment date for such related interest payment period, of

          (x) the Company's election to initiate an Extension Period and the duration thereof,

          (y) the Company's election to extend any Extension Period beyond the Interest Payment Date on which such Extension Period is then scheduled to terminate, and the duration of such extension, and

          (z) the Company's election to make a full or partial payment of interest accrued on the Debentures on any Interest Payment Date during any Extension Period and the amount of such payment.

          The Term "Extension Period" means the period from and including the Interest Payment Date next following the date of any notice of extension of the interest payment period on the Debentures given pursuant to the last sentence of the preceding paragraph (or, in the case of any further extension of the interest payment period pursuant to the third sentence of the preceding paragraph before the payment in full of all accrued interest on the Debentures, the Interest Payment Date to which interest was paid in full) to but excluding the Interest Payment Date to which payment of interest on the Debentures is so extended, after giving affect to any further extensions of the interest payment period on the Debentures pursuant to the third sentence of the preceding paragraph; provided that no Extension Period shall exceed 20 consecutive quarters from the last date to which interest on the Debentures was paid in full; and provided, further, that any Extension Period shall end on an Interest Payment Date. Notwithstanding the foregoing, in no event shall any Extension Period exceed the final Stated Maturity of the principal of the Debentures.

          Method of Payment. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company in the Borough of Manhattan, the City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

          Paying Agent and Security Registrar. Initially, the Trustee will act as Security Registrar through its office at 123 South Broad Street, Philadelphia, Pennsylvania 19109, and the Company has appointed the Trustee to act as Paying Agent through its office or agency in New York, New York.

          Redemption The debentures may be redeemed, at the option of the Company, in whole or in part (in denominations of $25 or integral multiples thereof), on any date on or after December 3, 1997, upon not less than 30 nor more than 60 days' notice mailed to the registered Holder thereof at a Redemption Price of 100% of the principal amount, together with accrued

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interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

          In event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion thereof will be issued in the name of the Holder thereof upon the cancellation hereof.

          Subordination. The Company and each Holder, by acceptance hereof, agrees that the payment of the principal of and interest on the Debentures is subordinated, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate in the discretion of the Trustee to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

          Indebtedness. The Company and, by its acceptance of this Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

          Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

          Obligation Absolute. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

          Denominations. The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same and upon surrender of the Debenture for registration of transfer at the office or agency of the Company in New York, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures, of authorized denominations and of a like aggregate principal amount and tenor. Every Debenture surrendered for registration of transfer or exchange will, if required by the Company, the Security Registrar and the Trustee duly executed

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by the Holder hereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Persons Deemed Owners. Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered in the Security Register as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No Recourse Against Others. No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or on the Indenture and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Governing Law. This Debenture will be governed by and construed in accordance with the internal laws of the State of Illinois.

          Terms. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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